Exhibit 23.3


                               800 Market Street        Telephone 314 206 8500
                               St. Louis, MO  63101


PRICE WATERHOUSE LLP                                           [LOGO]



                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-39714 and No. 33-58241) of our report dated February 3, 1997, which appears on page 77 of the 1996 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in the Annual Report on Form 10-K of Anheuser-Busch Companies, Inc. for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated August 1, 1997 appearing on page 4 of the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) on Form 11-K for the year ended March 31, 1997.


PRICE WATERHOUSE LLP


St. Louis, Missouri
September 24, 1997